Exhibit 10.18

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is entered into as of September 30, 2019 (the “Effective Date”), by and among United HealthCare Services, Inc. and UnitedHealthcare Insurance Company (collectively, with their affiliates and subsidiaries, “United”), and Progenity, Inc. (“Progenity”). Each party to this Agreement is referred to as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, [***] (collectively, the “Claims”).

WHEREAS, on or before the Effective Date of this Agreement, the Parties will execute a Corrective Action Plan (the “CAP”), which will govern future benefit claims submitted for reimbursement by Progenity to United.

WHEREAS, [***].

WHEREAS, the Parties desire to finally resolve all Claims [***] to avoid the expense and uncertainty of litigation.

WHEREAS, each Party may have defenses relating to the Claims, and the Parties mutually agree that the terms and conditions of this Agreement are not to be construed as an admission of liability by any of the Parties.

WHEREAS, the Parties acknowledge that this Agreement is entered into in good faith and for no collusive purpose.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SETTLEMENT

NOW, THEREFORE, in consideration of the mutual promises, conditions, representations, and agreements set forth herein, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

1.    Settlement Payments by Progenity. In consideration for the General Release described in Section 7 below and the other terms of this Agreement, Progenity has agreed to and shall pay to UnitedHealthcare Insurance Company a total amount of Thirty Million United States Dollars ($30,000,000.00) (the “Settlement Amount”), which amount, unless otherwise agreed by United in writing, shall be paid in installments as set forth below. Progenity shall make the following installment payments of the Settlement Amount to UnitedHealthcare Insurance Company on or before the following dates, subject to Section 4(b):

[***]

Unless otherwise specified in writing by United, all payments shall be made via wire transfer of immediately available funds to the following account: [***].

If Progenity fails to pay any of the above installment payments by the applicable date specified above, subject to Section 4, without a written extension of time provided by United, or upon the commencement of any proceeding under any bankruptcy, insolvency, receivership, dissolution, liquidation, or similar law by or against Progenity or other written admission by Progenity of inability to pay debts as they become due or assignment by Progenity for the benefit of creditors, and subject to a [***] notice and cure period in the case of late payment, [***], and interest thereon shall thereafter accrue at the rate of [***] per annum, compounded daily from the date of default on the remaining unpaid Settlement Amount. Progenity will indemnify United for all reasonable expenses and costs, including outside counsel attorneys’ fees, incurred by United to recover the remaining unpaid Settlement Amount plus any accrued interest.

Progenity will perform its obligations under this Agreement, including the payment obligations set forth in this Section 1, without setoff, deduction, recoupment, or with of any kind, whether for any amounts owed or payable, or claimed owed or payable, to Progenity by United.

2.    [***]. Simultaneous with, and as part of, the execution of this Agreement, Progenity shall deliver to United a fully executed [***] in the form attached hereto as Exhibit B, together with a Certificate of Counsel in the form attached hereto as Exhibit C. In the event Progenity fails to [***], United is entitled to [***], in which case United shall at the same time [***]. If, for any reason, United elects not to [***], United shall [***].

3.    Corrective Action Plan Will Govern Future Benefit Claims Submitted for Reimbursement to United by Progenity. In further consideration for the General Release described in Section 7 below, and expressly conditioned upon the Parties’ understandings regarding Progenity’s payments of the Settlement Amount set forth in Section 1 above, Progenity will execute the CAP on or before the Effective Date of this Agreement. The CAP will govern benefit claims submitted by Progenity relating to dates of service on or after the date on which the CAP takes effect pursuant to the terms of the CAP and for the length of time the CAP is in effect.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.    [***] by United. The [***] is in process and ongoing. United shall, according to the [***] Schedule set forth in Section 4(a) below, review in good faith each of the [***] Claims identified by Progenity in Exhibit A; in accordance with the applicable member’s benefit plan; determine whether [***]; and [***], in accordance with the terms of the applicable member’s benefit plan, those [***] Claims for which United [***]. With respect to any of the [***] Claims that are [***] as set forth in this Section 4, United shall make additional [***] to Progenity in accordance with the [***] rate that was applicable at the time of the original submission of the [***] under the member’s benefit plan.

a.	The [***] Schedule for [***] Claims. United agrees to complete the [***] as described above in this Section 4 as follows:

i.	Review at least [***] of [***] Claims and, as applicable in accordance with Section 4 above, [***] and make any corresponding [***] to Progenity with respect to such [***] Claims by [***];

ii.	Review at least [***] of [***] Claims and, as applicable in accordance with Section 4 above, [***] and make any corresponding [***] to Progenity with respect to such [***] Claims by [***];

iii.	Review at least [***] of [***] Claims and, as applicable in accordance with Section 4 above, [***] and make any corresponding [***] to Progenity with respect to such [***] Claims by [***]; and

iv.	Review [***] of [***] Claims and, as applicable in accordance with Section 4 above, [***] and make any corresponding [***] to Progenity with respect to such [***] Claims by [***].

United will provide written notice to Progenity upon its completion of the [***] at each interval set forth in Section 4(a)(i) through (iii) above, and also upon final completion of the [***] (such final notice, “Notice of Completion”).

b.

Notices as Conditions Precedent. United’s provision of written notices to Progenity upon completion of the [***] at each interval of the [***] Schedule and the Notice of Completion upon final completion of the [***] are conditions precedent to Progenity’s payment of certain installment payments of the Settlement Amount as follows:

i.

United’s provision of written notices to Progenity upon its completion of the [***] described in Sections 4(a)(i) and 4(a)(ii) are conditions precedent to Progenity’s payment of the installment payments of the Settlement Amount set forth in Section 1(b).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ii.

United’s provision of a written notice to Progenity upon its completion of the [***] described in Section 4(a)(iii) and the Notice of Completion are conditions precedent to Progenity’s payment of the installment payments of the Settlement Amount set forth in Sections 1(c), 1(d), 1(e), and 1(f).

For the avoidance of doubt, the conditions precedent in this Section 4(b) are satisfied upon United’s provision of written notices following its completion of the [***] as described above in this Section 4. If any written notice or the Notice of Completion is provided late, such notice will still be effective to satisfy the condition precedent under this Section 4(b), and Progenity’s payment of the installment payments of the Settlement Amount shall be made on the applicable date set forth in Section 1 or [***] after provision of the written notice or written notices that satisfy the applicable condition precedent, whichever is later. Any disputes between the Parties regarding the [***]—including United’s review of [***] Claims, United’s reprocessing of [***] Claims, and the amount of any additional [***]—shall be resolved pursuant to Sections 4(c) and 4(d) below, and shall not relieve Progenity of any obligation to make the installment payments of the Settlement Amount in accordance with Section 1.

c.

Notice of Noncompliance and Right to Cure. If United fails to comply with any condition outlined in this Section 4, then Progenity will provide written notice of such failure to United (“Notice of Noncompliance”) within [***] of the Notice of Completion. The Notice of Noncompliance must identify [***]. If the Notice of Noncompliance identifies those [***], United will then have [***] from the receipt of such Notice of Noncompliance to remedy the failure described therein. Progenity shall not take any adverse action against United unless and until it provides a Notice of Noncompliance to United and [***] have elapsed since the receipt of that notice and the applicable failure has not been remedied. Notwithstanding the foregoing, the [***] shall not be excluded from any of the calculations that yield the percentages set forth in the [***] Schedule in Section 4(a) above.

d.

Dispute Resolution. Any dispute related to the [***] which is not resolved by the Parties in accordance with this Section 4 shall be exclusively and finally resolved by arbitration, which shall be conducted on a confidential basis pursuant to the Federal Arbitration Act and the then-current Healthcare Payor Provider Arbitration Rules (“Rules”) of the American Arbitration Association (“AAA”), and strictly in accordance with the terms of this Agreement and the laws of the State of Minnesota, excluding its principles of conflicts of laws. The Parties agree that any dispute related to the [***] shall be administered according to the Desk/Telephonic Track. All arbitration hearings shall be held in Minnesota.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

i.

The arbitration decision shall be made by a single arbitrator, who has no conflicts, meets the standards of R-17 of the Rules with respect to impartiality and independence, and is chosen by mutual agreement of the Parties through the Arbitrator Appointment procedure set forth in D-6 of the Rules.

ii.

The arbitrator shall have the power to independently calculate the [***] amount and to award compensatory damages to Progenity for any amount of [***] still owed by United; provided, however, that the arbitrator shall not have the power to amend this Agreement, award punitive or exemplary damages, or award damages in excess of the amount of the [***] still owed by United. The arbitrator shall not have the power to calculate any amounts, award any damages, or grant any other relief related to any benefit claims other than the [***].

iii.	[***].

5.    No Other Payments. The Parties fully understand and are in agreement that the consideration paid pursuant to this Agreement, and subject to the conditions and terms expressly set forth herein, is in full and final satisfaction of all damages available to the Parties relating in any way to the Claims. Other than the Settlement Payments [***], neither Party will receive any further sums of money or other compensation of any kind from the other Party after the Effective Date related to the Claims. For purposes of clarity and notwithstanding anything to the contrary in this Agreement, United will process and pay in accordance with the member’s benefit plan, including applicable United reimbursement policies, and the applicable terms and conditions of this Agreement (for example, Section 3 above with respect to benefit claims relating to dates of service on or after the date on which the CAP takes effect) (a) any benefit claims initially submitted to United by Progenity (that is, not including any corrected claims or other resubmissions) on or after the Effective Date of this Agreement regardless of the date of service; and (b) any benefit claims submitted to United by Progenity prior to the Effective Date of this Agreement with a date of service on or after [***].

6.    Expenses. All Parties are fully responsible for their own fees and costs incurred in connection with this Agreement, including taxable court costs, fees, expenses, attorneys’ fees, and all other expenses arising out of this Agreement.

7.    General Release. Upon the Effective Date, except with respect to any rights, obligations or duties arising out of this Agreement, and in consideration of the Settlement Payments and promises set forth herein, each Party hereby releases, acquits, and discharges the other Party, and their past and present officers, directors, employees, shareholders, members, parents, representatives, agents, successors, and assigns, and all persons acting by or through either Party (collectively, the “Releasees”) of and from any and all charges, complaints, lawsuits, actions, causes of action, suits, debts, obligations, liabilities, expenses, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether known or unknown, either at law, in equity, or mixed, that the Parties or their successors and assigns ever had, could have had, or now have against the Releasees, or any of them, arising out of any matter or thing that has happened before the signing of this Agreement, including, without limitation, those Claims expressly asserted by the Parties and those arising out of or relating to the facts, circumstances, or occurrences concerning those Claims.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.    Waiver of Unknown Claims. In waiving and releasing any and all claims against the Releasees, whether or not now known to either Party, each Party understands that if it later discovers facts different from or in addition to those facts currently known to the Party, or believed by the Party to be true, the waivers and releases of this Agreement will remain effective in all respects—despite such different and additional facts and the Party’s later discovery of such facts, even if the Party would not have agreed to this Agreement if the Party had prior knowledge of such facts. The Parties expressly waive and relinquish any rights they may have under California Civil Code section 1542, and all similar federal or state laws, rights, rules, and legal principles of any other jurisdiction which may he applicable hereto.

9.    No Admission of Liability. This Agreement shall not constitute or be construed as an admission by any Party of any wrongdoing or liability. Instead, this Agreement is to be construed solely as a reflection of the desire of the Parties hereto to facilitate a resolution of the disputed Claims—[***].

10.    Notices. All notices under this Agreement will be made in writing and shall be deemed duly given (i) on the date of delivery if delivered personally; (ii) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (iii) on the earlier of confirmed receipt or the fifth business day for the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or to such other representative or at such other address as such Party may furnish to the other Party in writing.

a.	If to United, to

UnitedHealthcare

9700 Health Care Lane

Minnetonka, MN 55343

b.	If to Progenity, to

Progenity, Inc.

4330 La Jolla Village Drive, Suite 200

San Diego, CA 92122

Attention: General Counsel

11.    Covenant Not to Sue. The Parties, together with their agents, representatives, executors, administrators, beneficiaries, attorneys, heirs, and assigns, agree that they will not directly or indirectly, commence, prosecute, aid, or fund, or cause to commenced, prosecuted, aided, or funded, any suit, action, or other proceeding against any of the Parties, or their agents, representatives, executors, administrators, beneficiaries, attorneys, heirs, and assigns, related to the Claims or any of the underlying facts, events, or circumstances, before any adjudicative or other authority, including, but not limited to, any court of law, arbitration, administrative law judge, state or federal agency or program, or judicial tribunal of any kind.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.    Confidentiality. In further consideration of this Agreement and except as may be required by law, such as in required public filings, or necessary for purposes of effectuating the terms of this Agreement, each of the Parties and their counsel shall keep the fact, terms, and amount of the settlement embodied in this Agreement, strictly confidential and shall not disclose orally or in writing, directly or indirectly any of the terms of this Agreement, any non-public information concerning this settlement, and any discussions leading up to the resolution of the disputed Claims with this Agreement or its terms. The Parties further agree not to make any negative, disparaging, detrimental, or derogatory public remarks or statements about either Party or the employees, products, or services of either Party. The Parties agree that any breach of this confidentiality provision would cause irreparable harm to the other Party and shall entitle them to injunctive relief and attorneys’ fees. Nothing in this provision will preclude the Parties from sharing, as required, this Agreement with their auditors, tax accountants, or similar third parties, or in response to a subpoena, court order, or other valid legal or administrative process.

13.    Remedies for Breach. The Parties agree that, in the event one Party breaches any part or parts of this Agreement, legal proceedings may be commenced against that Party for breach of contract. In the event that a Party commences legal proceedings for breach of this Agreement, it is agreed that the sole remedy available to said Party shall be enforcement of the terms of this Agreement and/or a claim for damages resulting from a breach of this Agreement, but that under no circumstance shall any Party by entitled to revive, assert, or reassert any claims or defenses that they have released or abandoned under this Agreement.

14.    Waiver. Failure by either Party to insist upon strict compliance with any of the terms, covenants, or conditions hereof, in whole or in part, in any one instance, shall not be deemed a waiver of such terms, covenants, or conditions. Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor a waiver of the same provision in another instance, but each provision shall continue in full force and effect.

15.    Governing Law. This Agreement shall be interpreted, construed, and enforced in accordance with and governed by the provisions of the laws of the State of Minnesota, without reference to conflicts-of-laws rules. Captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the Parties.

16.    Validity/Severability. The Parties agree that each provision of this Agreement is severable, and, should any such provision be determined by a court or arbitrator of competent jurisdiction or administrative agency to be illegal or invalid, the validity of the remaining provisions shall not be affected and the illegal or invalid provisions shall be deemed not to be a part of this Agreement.

17.    No Interpretation in Favor of Any Party. In the event that any court or arbitrator of competent jurisdiction or administrative agency is called upon to interpret this Agreement, no Party shall be deemed to have drafted this Agreement, nor may any Party offer in evidence or otherwise use, for purposes of suggesting any interpretation of this Agreement, any prior drafts of this Agreement. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Party.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

18.    Time to Consider Agreement and Acknowledgments. The Parties each acknowledge that they have been given the opportunity to consult an attorney of their choice before signing this Agreement. The Parties each acknowledge that they have signed this Agreement in a timely way voluntarily in order to facility resolution of the disputed Claims and so that they can obtain sooner the benefits of this Agreement. The Parties hereby acknowledge that they are voluntarily entering into and executing this Agreement, and that no Party, or agent or representative of any Party, has made any representations inconsistent with the terms and effects of this Agreement.

19.    Authority to Sign. Each person signing this Agreement represents and warrants that she or he is authorized to sign on behalf of the party indicated below her or his signature.

20.    Entire Agreement. This Agreement and the Corrective Action Plan represent the whole and complete agreements among the Parties and shall not be changed, modified, or abridged, except by subsequent written agreement executed by the Parties hereto. Furthermore, no Party shall be bound by any representations, warranties, promises, or statements of information, unless set forth herein. This Agreement is a full and complete integrated agreement.

21.    Execution in Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the undersigned, being duly authorized by the Parties, have caused this Agreement to be executed of the Effective Date above written.

Dated: September 27, 2019	/s/ Thad C. Johnson
Thad C. Johnson
Chief Legal Officer
FOR UNITED HEALTHCARE SERVICES, INC. AND UNITED HEALTHCARE INSURANCE COMPANY

Dated: September 27, 2019	/s/ Eric Fox
Print Name: Eric Fox
Title: VP Finance & Accounting, Treasurer FOR PROGENITY, INC